United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2018

Sino-Global Shipping America, Ltd.

(Exact name of Registrant as specified in charter)

Virginia	001- 34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1044 Northern Boulevard, Suite 305

Roslyn, New York 11576-1514

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported on the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2018 (the “Original Form 8-K”), Sino-Global Shipping America, Ltd. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Mr. Xiangbin Huang, an accredited and sophisticated investor based in the People’s Republic of China (the “Investor”) on November 8, 2018, pursuant to which the Company agreed to sell to the Investor, and the Investor agreed to purchase from the Company, through a private placement, such number of shares of the common stock, no par value per share, of the Company (“Common Stock”), that shall be issuable at a purchase price per share equal to 120% of the average closing price of the Common Stock on NASDAQ Stock Market over the five consecutive trading day period immediately prior to the closing of the transaction for aggregate gross proceeds to the Company of $1,000,000. On December 10, 2018, the Company and the Investor entered into an Amendment Agreement (the “Amendment Agreement,” and together with the Purchase Agreement, the “Agreements”) pursuant to which the parties reduced the aggregate gross proceeds to the Company to $500,000 (the “Reduced Purchase Price”) in the transaction.

The private placement above referenced closed (the “Closing”) on December 10, 2018. As a result, the Investor owns a total of 420,168 shares of the Common Stock (the “Shares”), on a $1.19 per share purchase price, approximately 3.1% of the Company’s issued and outstanding shares of the Common Stock on a pre-transaction basis. The Agreements sets forth a one-year restrictive period. An appropriate legend has been affixed to the certificate for the Shares. The Investor also agrees to cause the entity the Investor controls to offer the Company the opportunity to provide pharmaceutical cold chain logistics services in Chengdu area and throughout China.

The foregoing description of the Agreements does not purport to be complete and is qualified in their entirety by reference to the Agreements. The Purchase Agreement was filed as Exhibit 10.1 to the Original Form 8-K, and the Amendment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the sale of the Shares, pursuant to the Agreements, and the transactions contemplated thereby described in Item 1.01 above, the Company issued the Shares to the Investor. The Company issued such securities in reliance on the exemption from Section 5 of the Securities Act of 1933, as amended contained in Rule 506 of Regulation D thereunder, as the Investor is an “accredit investor”, as that term is defined in Rule 501(a) Regulation D, and the sole person purchasing Shares pursuant to the Agreements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment Agreement dated December 10, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino-Global Shipping America, Ltd.

Date: December 12, 2018	By:	/s/ Lei Cao
	Name:	Lei Cao
	Title:	Chief Executive Officer

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